                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

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[_]  Confidential, for Use of the
     Commission Only (as permitted by
     rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                           Allmerica Financial Corp.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                           Allmerica Financial Corp.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
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     was paid previously. Identify the previous filing by registration statement
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

[LOGO] ALLMERICA
FINANCIAL/R/

                        ALLMERICA FINANCIAL CORPORATION

                           Notice of Annual Meeting
                              and Proxy Statement

                                Annual Meeting
                                of Shareholders

                       Allmerica Financial Headquarters
                              440 Lincoln Street
                           Worcester, Massachusetts

                                 May 14, 2002

[LOGO] ALLMERICA
FINANCIAL/R/

                        ALLMERICA FINANCIAL CORPORATION
                              440 Lincoln Street
                        Worcester, Massachusetts 01653

                                                                  April 5, 2002

TO OUR SHAREHOLDERS:

   You are cordially invited to attend the Annual Meeting of Shareholders of Allmerica Financial Corporation to be held on Tuesday, May 14, 2002, at 9:00 a.m. local time, at the Company's headquarters in Worcester, Massachusetts.

   The accompanying Notice and Proxy Statement describe in detail the matters to be acted on at the meeting. At your earliest convenience, please sign and return the enclosed proxy card in the envelope provided. Your cooperation will assure that your shares are voted and will also greatly assist our officers in preparing for the meeting.

                                          Sincerely,
                                          /s/ John F. O'Brien
                                          John F. O'Brien
                                          President and Chief Executive Officer

                        ALLMERICA FINANCIAL CORPORATION

                               -----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 14, 2002

                               -----------------

To the Shareholders of
Allmerica Financial Corporation:

   The Annual Meeting of Shareholders of Allmerica Financial Corporation ("AFC" or the "Company") will be held in Bullock Hall on the first floor of AFC's headquarters, 440 Lincoln Street, Worcester, Massachusetts on Tuesday, May 14, 2002, at 9:00 a.m. local time, for the purpose of considering and voting on:

    1. Election of four individuals to the Board of Directors;

    2. Ratification of the appointment of PricewaterhouseCoopers LLP as the independent public accountants of AFC for 2002; and

    3. Such other business as may properly come before the Annual Meeting or any adjournment thereof.

   The Board of Directors has fixed March 21, 2002 as the record date for determining the shareholders of AFC entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

   The Company's 2001 Annual Report to Shareholders is enclosed with the mailing of this Notice of Annual Meeting of Shareholders, Proxy Statement and proxy card.

                                          By Order of the Board of Directors

                                          /s/ Charles Cronin
                                          CHARLES F. CRONIN
                                          Secretary and Counsel
Worcester, Massachusetts
April 5, 2002

   Whether or not you plan to attend the meeting, you are requested to sign, date and mail promptly the enclosed proxy. A return envelope, which requires no postage if mailed in the United States, is enclosed for that purpose. If you do attend the Annual Meeting and desire to withdraw your proxy and vote in person, you may do so.

                        ALLMERICA FINANCIAL CORPORATION
                              440 Lincoln Street
                        Worcester, Massachusetts 01653

                                PROXY STATEMENT

                                 INTRODUCTION

   This Proxy Statement, with the accompanying proxy card, is being mailed to shareholders on or about April 5, 2002, and is furnished in connection with the solicitation of proxies by the Board of Directors of Allmerica Financial Corporation ("AFC" or the "Company") for use at the Annual Meeting of Shareholders of AFC to be held on May 14, 2002 (the "Annual Meeting").

   The record date and hour for determining shareholders entitled to vote at the Annual Meeting has been fixed at the close of business on March 21, 2002 (the "Record Date"). As of the Record Date, 53,375,394 shares of AFC's common stock, par value $.01 per share (the "Common Stock"), were outstanding and entitled to be voted. Each share of Common Stock entitles its holder to one vote.

   The shares of Common Stock represented by the enclosed proxy will be voted as directed by the shareholder or, in the absence of such direction, in favor of the election of the nominees for Director designated herein, and in favor of the ratification of PricewaterhouseCoopers LLP as AFC's independent public accountants for 2002. The enclosed proxy confers discretionary authority with respect to any other proposals that may properly be brought before the Annual Meeting. As of the date hereof, management is not aware of any other matters to be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the proxies solicited hereby will be voted in accordance with the recommendation of the Board of Directors.

   As long as a quorum (a majority of issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting) is present at the Annual Meeting either in person or by proxy, a plurality of the votes properly cast is required to elect the Director nominees. Votes withheld from a Director nominee, abstentions and broker non-votes will be treated as present at the Annual Meeting for the purpose of determining a quorum but will not be counted as votes cast.

   Any shareholder giving a proxy may revoke it at any time before it is exercised by delivering written notice thereof to the Secretary. Any shareholder attending the Annual Meeting may vote in person whether or not the shareholder has previously filed a proxy. Presence at the Annual Meeting by a shareholder who has signed a proxy, however, does not in itself revoke the proxy.

   The enclosed proxy is being solicited by the Board of Directors of AFC. The cost of soliciting proxies will be borne by AFC, and will consist primarily of preparing and mailing the proxies and Proxy Statements. AFC will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses in sending proxy materials to beneficial owners of the Company's stock.

   AFC's Annual Report to Shareholders for the fiscal year ended December 31, 2001, including financial statements for AFC and its subsidiaries and the report of PricewaterhouseCoopers LLP thereon, accompanies this Proxy Statement. The Annual Report to Shareholders is neither a part of this Proxy Statement nor incorporated herein by reference.

                                    ITEM I
                             ELECTION OF DIRECTORS

   The Board of Directors has twelve members and consists of three equal classes, whose terms end in successive years. Each of the four Directors whose term will expire at this year's Annual Meeting, Samuel J. Gerson, Wendell J. Knox, Robert J. Murray and John R. Towers, have been nominated for re-election to a three-year term ending at the 2005 Annual Meeting of Shareholders. The remaining eight Directors will continue to serve in accordance with their terms.

   The Board of Directors recommends a vote FOR all nominees. All nominees have indicated their willingness to serve and unless otherwise directed, it is intended that proxies received in response to this solicitation will be voted in favor of the election of the nominees.

   In the event that any of the nominees should be unavailable to serve as a Director, it is intended that the proxies will be voted for the election of such substitute nominees, if any, as shall be designated by the Board of Directors. Management has no reason to believe that any nominee will be unavailable to serve.

   Information as to each nominee and as to Directors continuing in office follows:

Nominees for Director

   Samuel J. Gerson, 60, has been a Director of AFC since July 1998. Since December 2000, Mr. Gerson has been Chairman of GenuOne, Inc., a provider of technology and consulting services for brand security. Mr. Gerson served as Chairman and Chief Executive Officer of Filene's Basement Corporation, a fashion retailer, from 1984 until his retirement in June 2000. Filene's Basement filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in August 1999. In March 2000, a subsidiary of Value City Department Stores, Inc. completed the acquisition of substantially all of the assets and the assumption of certain liabilities of Filene's Basement. Mr. Gerson is also a director of Bon-Ton Stores, Inc., a fashion retailer.

   Mr. Gerson is a member of the Committee on Directors of AFC's Board of Directors.

   Wendell J. Knox, 54, has been a Director of AFC since December 1999. Mr. Knox is President and Chief Executive Officer of Abt Associates, a policy research and business consulting firm, where he has been employed since 1969. Mr. Knox is also a Director of Eastern Bank, a mutually owned commercial bank.

   Mr. Knox is a member of the Audit Committee of AFC's Board of Directors.

   Robert J. Murray, 60, has been a Director of AFC since May 1996. He has been Chairman and Chief Executive Officer of New England Business Service, Inc. ("NEBS"), a business-to-business direct marketing company, since December 1995 and has served on the Board of Directors of NEBS since 1991. Prior to joining NEBS, Mr. Murray was an executive officer with The Gillette Company, Inc. Mr. Murray is also a Director of LoJack Corporation, an automobile security system manufacturer, Vanderweil Engineers, a privately-held engineering firm, and the Delhaize Group, an international food retailer based in Belgium.

   Mr. Murray is Chairman of the Audit Committee of AFC's Board of Directors.

   John R. Towers, 60, has been a Director of AFC since December 2000. Mr. Towers is Vice Chairman and Chief Administrative Officer of State Street Corp., a worldwide provider of institutional investment services, where he has served as an executive officer since 1994.

   Mr. Towers is a member of the Audit Committee of AFC's Board of Directors.

Directors Continuing in Office

   Michael P. Angelini, 59, has been a Director of AFC since its formation in February 1995 and was a Director of First Allmerica Financial Life Insurance Company ("FAFLIC"), a subsidiary of AFC, from August 1984 to April 1996. Mr. Angelini is Chairman of the law firm of Bowditch & Dewey LLP, Worcester, Massachusetts, with which he has been associated since 1968, and is a Director of Flagship Bank & Trust Company, a subsidiary of Chittenden Corp., a regional bank holding company.

   Mr. Angelini is a member of the Investment Committee of AFC's Board of Directors. His term of office as director of AFC expires in 2004.

   E. Gordon Gee, 58, has been a Director of AFC since July 1998. Mr. Gee is Chancellor of Vanderbilt University, where he has been employed since August 2000. Mr. Gee was President of Brown University from January 1998 until April 2000, and was President of Ohio State University from September 1990 to January 1998. Mr. Gee is a member of the Board of Directors of Hasbro, Inc., Intimate Brands, Inc., The Limited, Inc., Dollar General Corp. and Massey Energy Company.

   Mr. Gee is a member of the Committee on Directors of AFC's Board of Directors. His term of office as a Director of AFC expires in 2003.

   Gail L. Harrison, 54, has been a Director of AFC since February 1995 and was a Director of FAFLIC from March 1986 to April 1996. Since May 2000, Ms. Harrison has been a principal at Powell Tate, a public affairs and communications firm and division of Weber Shandwick Worldwide. From 1981 until joining Powell Tate, she was affiliated with The Wexler Group, a government relations consulting firm, where she was a Founding Principal.

   Ms. Harrison is a member of the Audit Committee of AFC's Board of Directors. Her term of office as a Director of AFC expires in 2003.

   Robert P. Henderson, 70, has been a Director of AFC since September 1996. Mr. Henderson has been a general partner of Greylock Management Corporation, a venture capital firm, since 1983, and served as its Chairman until 1997. Mr. Henderson is also a Director of Cabot Corporation, a diversified specialty chemicals and materials and energy company, Honorary Chairman of the Board of Trustees of the Museum of Fine Arts in Boston, Massachusetts, and a Member of Corporation of Beth Israel Deaconess Hospital. Mr. Henderson is a former Chairman of the Federal Reserve Bank of Boston.

   Mr. Henderson is Chairman of the Investment Committee and a member of the Compensation Committee of AFC's Board of Directors. His term of office as a director of AFC expires in 2003.

   M Howard Jacobson, 69, has been a Director of AFC since July 1997. He has been a Senior Advisor and Consultant to Bankers Trust Private Bank since 1991. Mr. Jacobson was for many years President and Treasurer and a Director of Idle Wild Foods, Inc., a Fortune 500 company, until that company was sold in 1986.

   Mr. Jacobson is a member of the Compensation Committee and Investment Committee of AFC's Board of Directors. His term of office as a Director of AFC expires in 2003.

   Terrence Murray, 62, has been a Director of AFC since February 1995 and was a Director of FAFLIC from January 1992 to April 1996. Mr. Murray is the Chairman of FleetBoston Financial Corporation, a bank holding company, where he has been employed since July 1962. Mr. Murray is also a Director of A.T. Cross Co., a writing instrument company, and CVS Corporation, a drugstore chain.

   Mr. Murray is the Chairman of the Committee on Directors of AFC's Board of Directors. His term of office as a director of AFC expires in 2004.

   John F. O'Brien, 58, has been a Director and the Chief Executive Officer and President of AFC since February 1995. He has also served as a Director, Chief Executive Officer and President of FAFLIC since August 1989. Mr. O'Brien is also a trustee and executive officer of Allmerica Securities Trust. Mr. O'Brien also currently serves as a Director of The TJX Companies, Inc., an off-price family apparel retailer, ABIOMED, Inc., a medical device company, and Cabot Corporation, a diversified specialty chemicals and materials and energy company. He also currently serves as a member of the executive committee of the Mass Capital Resource Company, a Massachusetts investment partnership. Prior to joining FAFLIC, Mr. O'Brien served as an executive officer of FMR Corp., the parent company of various financial services companies in the Fidelity Group.

   Mr. O'Brien's term of office as a director of AFC expires in 2004.

   Herbert M. Varnum, 64, has been a Director of AFC since February 1995 and was a Director of FAFLIC from March 1979 to April 1996. Mr. Varnum was employed by Quabaug Corporation, a manufacturing company, beginning in 1960 and served as its President and Chief Executive Officer from 1982 to 1989, and as its Chairman and Chief Executive Officer from January 1990 until his retirement in June 1995.

   Mr. Varnum is Chairman of the Compensation Committee of AFC's Board of Directors. His term of office as a director of AFC expires in 2004.

Certain Information Regarding Directors

  General

   During the last fiscal year, the Board of Directors held six regularly scheduled meetings. All of the incumbent Directors attended at least 75% of the Board and committee meetings held while they were members during 2001. The Board of Directors has an Audit Committee, a Compensation Committee, a Committee on Directors and an Investment Committee.

  Board Committees

   The Audit Committee is comprised of Mr. R. Murray (Chair), Ms. Harrison, Mr. Knox and Mr. Towers. The Board has made a determination that the members of the Audit Committee satisfy the requirements of the

New York Stock Exchange as to independence, financial literacy and experience. The responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee. The Audit Committee annually reviews and reassesses the adequacy of the Charter. The committee, among other matters, is responsible for the annual recommendation of the independent accountants to be appointed by the Board of Directors as the auditors of the Company and its subsidiaries, and reviews the arrangements for and the results of the auditors' examination of the Company's books and records, auditors' compensation, internal accounting control procedures, and activities and recommendations of the Company's internal auditors. It also reviews the Company's accounting policies, control systems and compliance activities. The committee met four times during 2001.

   The Compensation Committee is comprised of Messrs. Varnum (Chair), Henderson and Jacobson. The Compensation Committee has oversight responsibility with respect to compensation matters involving Directors and executive officers of AFC. No member of this committee has any interlocking or other relationships with AFC and its subsidiaries that would call into question his independence as a member of the committee. The committee met twice in 2001.

   The Committee on Directors is comprised of Messrs. T. Murray (Chair), Gee and Gerson. The Committee on Directors advises and makes recommendations to the Board on all matters concerning directorship and corporate governance practices and the selection of candidates as nominees for election as directors. The committee held two meetings in 2001. The committee recommended this year's candidates for reelection and recommended Board member committee assignments to the full Board of Directors. The committee is authorized to consider nominees recommended by shareholders. Shareholders who wish to suggest qualified candidates for consideration by the committee may do so by writing to the Secretary of the Company, giving the candidate's name, biographical data and qualifications. Pursuant to the Company's by-laws, shareholders seeking to nominate a candidate for election to the Board of Directors must deliver written notice of such nomination to the Company's Secretary not less than 60 days nor more than 90 days prior to the Annual Meeting. The notice must set forth the name, address and AFC stockholdings of the shareholder submitting the nomination, as well as information concerning the nominee that is required to be disclosed pursuant to the Securities Exchange Act of 1934, as amended. In addition, the notice must be accompanied by a petition signed by at least 100 record holders of AFC common stock representing in the aggregate at least one percent of the outstanding shares entitled to vote on the election of directors.

   The Investment Committee is comprised of Messrs. Henderson (Chair), Angelini and Jacobson. The Investment Committee reviews and evaluates, as may be appropriate, information relating to the Company's investable assets, its investment policies, strategies, objectives and activities. The committee met three times in 2001.

  Board Compensation

   For the period from the 2001 Annual Meeting of Shareholders to this year's Annual Meeting, Non-employee Directors received an annual retainer consisting of 1,367 shares of AFC Common Stock issued pursuant to the 1996 Non-Employee Director Stock Ownership Plan. The shares granted to each Non-employee Director equated to approximately $74,000 of value on the grant date. The Board of Directors has decided that its total compensation, including the annual stock retainer and meeting fees, will be assessed each year in comparison to the total compensation paid to directors of other insurance and financial services companies. Based on this assessment, the Board of Directors may modify the retainer or meeting fees as deemed necessary to maintain a total compensation level near the median of the range for the comparison group. In addition to the annual retainer, Chairpersons of committees also received a $5,000 annual retainer, and Non-employee Directors of AFC received $1,500 per meeting of the Board of Directors and $1,000 for each meeting of a committee thereof that they attended. In February 2002, based on the recommendation of the Compensation Committee, the Board voted to equate the 2002 annual stock retainer to a value of $73,000 based on the closing price of AFC's common stock at the end of the third business day preceding this year's Annual Meeting of Shareholders. Mr. O'Brien, the only Director who is also an employee of the Company, is not paid any fees or additional compensation for service as a member of the Board of Directors. All Directors are reimbursed for reasonable travel and other expenses of attending meetings of the Board of Directors and its committees.

   Directors may defer receipt of their cash and stock compensation until the earlier of a specified date or the time they are no longer members on the Board of Directors. Deferred cash amounts are accrued in a memorandum account and were credited with interest at eight percent per annum in 2001.

  Director Retirement Policy

   It is the policy of the Board of Directors that a Director retire at the Annual Meeting of Shareholders following his or her attainment of age 70. A Director who is first elected to the Board after the age of 65, however, will retire at the Annual Meeting of Shareholders following his or her attainment of age 72.

   There are no family relationships among any of the Directors or executive officers of AFC and its subsidiaries.

Audit Committee Report

  Review of Audited Financial Statements with Management

   The Audit Committee reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2001.

  Review of Financial Statements and Other Matters with Independent Accountants

   The Audit Committee discussed with the Company's independent accountants, PricewaterhouseCoopers LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as modified. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers required by Independence Standards Board Standard No. 1, and has discussed with PricewaterhouseCoopers its independence from the Company. The Audit Committee has considered whether the provision of the non-audit professional services to the Company in 2001 is compatible with maintaining PricewaterhouseCoopers' independence from the Company.

  Recommendation that Financial Statements be Included in Annual Report

   Based on the reviews and discussions referred to above and relying thereon, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission (the "Commission").

  Other Matters

   The Audit Committee has satisfied its responsibilities under its Charter for the year 2001.

   In accordance with the rules of the Commission, this report is not to be deemed "soliciting material," or deemed to be "filed" with the Commission or subject to the Commission's Regulation 14A, other than as provided in Item 306, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference in documents otherwise filed.

                                                                 March 18, 2002

AUDIT COMMITTEE
Robert J. Murray, Chair
Gail L. Harrison
Wendell J. Knox
John R. Towers

                                    ITEM II
                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

   The firm of PricewaterhouseCoopers LLP has been selected by the Board of Directors, subject to ratification by the shareholders, to be AFC's independent public accountants for 2002. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

   The Board of Directors recommends that you vote FOR the proposal to ratify the selection of the firm of PricewaterhouseCoopers LLP as independent public accountants for AFC for 2002. If ratification is not obtained, the Board of Directors will reconsider the appointment.

  Audit Fees

   The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and the reviews of the financial statements included in the Company's Forms 10-Q for the year were $1,268,000.

  Financial Information Systems Design and Implementation Fees

   The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for financial information systems design and implementation for the fiscal year ended December 31, 2001 were $68,000.

  All Other Fees

   The aggregate fees billed for all other non-audit professional services rendered by PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2001 were $2,203,000.

                       SECURITY OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

   The following table sets forth information regarding the number of shares of AFC's Common Stock owned as of March 15, 2002 by (i) each Director of AFC, (ii) the named executive officers in the Summary Compensation Table appearing later in this Proxy Statement, (iii) all executive officers and directors of AFC as a group and (iv) each person who is known by AFC to be the beneficial owner of more than five percent of AFC's Common Stock as of such date. This information has been furnished by the persons listed in the table.

Name of Beneficial Owner                                       Shares Owned*
------------------------                                       -------------
Michael P. Angelini...........................................       9,328(1)
E. Gordon Gee.................................................       4,884
Samuel J. Gerson..............................................       4,884
Gail L. Harrison..............................................       2,668(2)
Robert P. Henderson...........................................       7,284
M Howard Jacobson.............................................       5,684
John P. Kavanaugh.............................................      58,115(3)
Wendell J. Knox...............................................       3,204
Robert J. Murray..............................................       7,284
Terrence Murray...............................................       6,353
John F. O'Brien...............................................     266,696(4)
Edward J. Parry, III..........................................      45,286(5)
Richard M. Reilly.............................................      81,842(6)
Robert P. Restrepo, Jr........................................      73,000(7)
Eric A. Simonsen..............................................      36,000(8)
John R. Towers................................................       1,892(9)
Herbert M. Varnum.............................................       8,000
Directors and executive officers as a group (22 persons)......     766,325(10) 1.4% of shares of
                                                                               AFC Common Stock
                                                                               outstanding
Holders of Greater Than Five Percent of Common Stock
FMR Corp......................................................   4,808,086(11) 9.0% of shares of
  82 Devonshire Street                                                         AFC Common Stock
  Boston, MA 02109                                                             outstanding
Capital Research and Management Company.......................   2,653,500(12) 5.0% of shares of
   333 South Hope Street Los Angeles, CA 90071                                 AFC Common Stock
                                                                               Outstanding

--------
 * With the exception of AFC Common Stock held by Directors and executive officers as a group and by FMR Corp. and Capital Research and Management Company, each of the amounts represents less than 1% of the outstanding shares of Common Stock as of March 15, 2002. As to shares listed in the table, each person has sole voting and investment power, except as indicated in other footnotes to this table. Certain Directors and executive officers, including named executive officers, have deferred receipt of certain stock grants. Deferred stock is held in a rabbi trust (the "Rabbi Trust"), the trustee of which is a nationally chartered trust company subsidiary of AFC. As of March 15, 2002, the Rabbi Trust held 347,212 shares of AFC common stock pursuant to deferrals by Directors and executive officers. These shares may be voted by the trustee of the Rabbi Trust. For information regarding specific deferrals, please refer to the notes below.

 (1) Excludes 672 shares held by the Rabbi Trust, the receipt of which Mr. Angelini has deferred.
 (2) Excludes 3,884 shares held by the Rabbi Trust, the receipt of which Ms. Harrison has deferred.
 (3) Includes 481 shares held for the benefit of Mr. Kavanaugh by the trustees of the First Allmerica Financial Life Insurance Company's Employees' 401(k) Matched Savings Plan (the "401(k) Plan") and 41,100 shares underlying options exercisable within 60 days.
 (4) Includes 75,500 shares of restricted stock over which Mr. O'Brien has no investment power, 202 shares held for the benefit of Mr. O'Brien by the trustees of the 401(k) Plan and 94,000 shares underlying options exercisable within 60 days. Excludes 111,840 shares held by the Rabbi Trust, the receipt of which Mr. O'Brien has deferred.
 (5) Includes 29 shares held for the benefit of Mr. Parry by the trustees of the 401(k) Plan and 18,300 shares underlying options exercisable within 60 days.
 (6) Includes 15,000 shares of restricted stock over which Mr. Reilly has no investment power, 101 shares held for the benefit of Mr. Reilly by the trustees of the 401(k) Plan and 27,100 shares underlying options exercisable within 60 days. Excludes 3,070 shares held by the Rabbi Trust, the receipt of which Mr. Reilly has deferred.
 (7) Includes 68,000 shares underlying options exercisable within 60 days. Excludes 18,000 shares held by the Rabbi Trust, the receipt of which Mr. Restrepo has deferred.
 (8) Consists of 36,000 shares underlying options exercisable within 60 days. Mr. Simonsen resigned as an officer of the Company effective October 1, 2001.
 (9) Mr. Towers shares voting and investment power with his wife.
(10) Includes 95,000 shares of restricted stock over which the holders have no investment power, 5,267 shares held by the trustees of the 401(k) Plan, 373,140 shares underlying options exercisable within 60 days. See notes 1 through 9 above.
(11) Based on a Schedule 13G/A dated February 14, 2002, filed by FMR Corp., FMR Corp. and Edward C. Johnson have sole dispositive power over 4,641,503 shares, but do not have sole voting power for such shares. Edward C. Johnson and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power and sole voting power over 135,420 shares.
(12) Based on a Schedule 13G dated February 11, 2002 filed by Capital Research and Management Company.

   As of March 15, 2002, there were no persons other than FMR Corp. and Capital Research and Management Company known to AFC to be the beneficial owners of more than 5% of the outstanding shares of Common Stock.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table sets forth all plan and non-plan compensation awarded to, earned by, or paid to the Chief Executive Officer of AFC, the four other most highly compensated executive officers of AFC, and one individual for whom disclosure would have been required but for the fact that he was not an executive officer of AFC at the end of 2001 (collectively, the "Named Executive Officers").

                                                                          Long Term
                                           Annual Compensation          Compensation
                                       ---------------------------- ---------------------
                                                             Other
                                                            Annual  Restricted Securities All Other
                                                            Compen-   Stock    Underlying  Compen-
                                                   Bonus    sation    Awards    Options    sation
Name and Principal Position       Year Salary ($)  ($)(1)   ($)(2)    ($)(3)      (#)      ($)(4)
---------------------------       ---- ---------- --------- ------- ---------- ---------- ---------
John F. O'Brien.................. 2001  976,923          -- 374,737 3,767,450        --    120,824
  President and Chief Executive   2000  900,000     939,300 122,111 2,736,875        --    120,827
  Officer                         1999  900,000   1,518,750 265,718 1,353,625    90,000    120,527

Richard M. Reilly................ 2001  450,000          --      --   998,000        --      5,100
 Senior Vice President            2000  438,462     324,945      --   543,750        --      5,100
                                  1999  401,616     525,200      --   390,469    18,500      4,800

Robert P. Restrepo, Jr........... 2001  450,000          -- 261,106   249,500    32,500      5,100
 Vice President                   2000  447,692     295,785      --   137,605    30,750      5,100
                                  1999  440,346     577,750      --   104,125    32,000      2,262

John P. Kavanaugh................ 2001  364,231          --      --   658,680        --      5,100
  Vice President and Chief        2000  336,923     191,579      --   438,625        --      5,100
  Investment Officer              1999  310,808     372,000      --    52,063    26,000      4,800

Edward J. Parry, III............. 2001  358,462          --      --   798,400        --      5,100
  Vice President and Chief        2000  310,769     208,736      --   373,375        --      5,100
  Financial Officer               1999  280,923     273,000      --    52,063    17,000      4,800

Eric A. Simonsen(5).............. 2001  450,000          --  13,846        --        --      5,100
 Vice President                   2000  450,000     292,140      --   570,938        --      5,100
                                  1999  450,461     641,250      --   312,375    20,000      4,800

--------
(1) Amounts represent bonuses earned pursuant to the Company's Short-Term Incentive Compensation Plan. No bonuses were paid to the Company's executive officers with respect to 2001.
(2) The amounts shown reflect the payment of taxes in the amount of $97,083 in 2001, $97,674 in 2000 and $109,422 in 1999 in connection with the payment of a life insurance premium on behalf of Mr. O'Brien. All other amounts shown for Mr. O'Brien reflect above-market earnings on deferred compensation. The amount shown for Mr. Restrepo in 2001 reflects reimbursement for relocation expenses. The amount shown for Mr. Simonsen reflects payment for unused vacation time.
(3) Amounts reflect the market value of the restricted stock awards on the date of grant. The receipt of restricted stock granted to the Named Executive Officers is deferred to the extent such compensation is not deductible to the Company under Internal Revenue Code Section 162(m). The aggregate holdings (including for the purposes of this footnote, restricted shares that have been deferred) and market value of restricted stock based on the closing price on December 31, 2001 ($44.55), for each individual are: Mr. O'Brien, 177,000 shares/$7,885,350; Mr. Reilly, 42,500 shares/$1,893,375; Mr. Restrepo, 10,796 shares/$480,962; Mr. Kavanaugh, 26,300 shares/$1,171,665; Mr. Parry, 27,300 shares/$1,216,215; and Mr.
   Simonsen, 21,750 shares/$968,963. Dividends will be paid on restricted stock reported in this column to the extent dividends are paid to other shareholders of AFC. Dividends on deferred restricted stock will also be deferred.
(4) Amounts shown include $5,100 paid to each of the eligible Named Executive Officers during 2001 in the form of employer contributions to each Named Executive Officer's 401(k) and related post-retirement accounts (except amounts contributed on behalf of Messrs. O'Brien and Reilly in 2001, which are attributable to the Executive Non-Qualified Retirement Plan). The amounts shown for Mr. O'Brien in 2001 also reflects the payment of a life insurance premium of $115,727.
(5) Mr. Simonsen resigned as an officer of the Company effective October 1, 2001. Mr. Simonsen forfeited his 2001 restricted stock grant of 18,000 shares and options to purchase 4,000 shares granted in 1999.

Option Grants in Last Fiscal Year

   The following table contains information concerning stock options granted to the Named Executive Officers in 2001. The Company has not granted stock appreciation rights to any of its Named Executive Officers.

                               Individual Grants

                                                                                                          Grant Date
                                                 Number of      Percent of Total                            Value
                                                 Securities     Options Granted   Exercise or             Grant Date
                                             Underlying Options   to Employees    Base Price   Expiration  Present
Name                                           Granted (#)(1)       in 2001      ($ per share)    Date     Value(2)
----                                         ------------------ ---------------- ------------- ---------- ----------
Robert P. Restrepo, Jr......................       32,500             2.5%          $57.00      2/18/11    $651,625

--------
(1) The securities underlying the options granted were shares of the Company's Common Stock. The options granted become exercisable in 20% increments on the first, second, third, fourth and fifth anniversaries of the date of grant.

(2) In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in the table. The Company's use of the model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating the Grant Date Present Value: options exercised from 2.5 to 7 years, stock price volatility of 40.16%, dividend yield of 0.4%, risk-free interest rate of 1.74% and no adjustment made for forfeitures or transferability. The real value of the options depends upon the actual performance of the Company's Common Stock during the applicable period.

Year-End 2001 Option Value Table

   The following table sets forth information for the Named Executive Officers regarding options to acquire shares of the Company's Common Stock held as of December 31, 2001.

                                                                              Number of
                                                                        Securities Underlying     Value of Unexercised
                                                                       Unexercised Options at    In-the-Money Options at
                                   Shares acquired                        Year-End 2001 (#)       Year-End 2001 ($)(1)
Name                               on exercise (#) Value realized ($) Exercisable/Unexercisable Exercisable/Unexercisable
----                               --------------- ------------------ ------------------------- -------------------------
John F. O'Brien...................         --                --             76,000/64,000            367,000/91,750
Richard M. Reilly.................         --                --             23,400/15,100            146,800/36,700
Robert P. Restrepo, Jr............         --                --             48,950/96,300                       0/0
John P. Kavanaugh.................      4,000           125,000             35,000/19,000            320,205/31,195
Edward J. Parry, III..............      5,500           165,594             14,900/13,600             74,318/31,195
Eric A. Simonsen..................         --                --             32,000/14,000            220,200/55,050

--------
(1) Calculated based on the difference between the option exercise price and $44.55, the closing price per share of the Company's Common Stock on the New York Stock Exchange Composite Tape on December 31, 2001.

Non-Solicitation Agreements and Severance Agreement

   All of the Company's Named Executive Officers are subject to non-solicitation agreements ("Non-Solicitation Agreements") with the Company. The Non-Solicitation Agreements provide that, during employment and for a period of two years after termination, the executive officer will not recruit or solicit, attempt to induce, or assist or encourage others to recruit or solicit, any employee, agent or broker of the Company to terminate employment with the Company. The Non-Solicitation Agreements prohibit the executive officers from soliciting the business or patronage of any policyholders or existing or prospective clients, customers or accounts of the Company that were contacted, solicited or served while the executive officer was employed by the Company. Finally, the Non-Solicitation Agreements provide that all proprietary information relating to the Company's business and all software, works of authorship and other developments created during employment by the Company are the sole property of the Company.

   In connection with Eric A. Simonsen's resignation as an officer of the Company effective October 1, 2001, the Company paid Mr. Simonsen an amount equal to his 2001 annual salary and agreed to continue certain benefits, including permitting his restricted stock and outstanding options to vest in accordance with existing vesting schedules, and permitting the options to remain exercisable until 18 months following the effective date of his resignation. These arrangements are subject to conditions regarding confidentiality, non-solicitation, non-competition and proprietary information. Mr. Simonsen also forfeited certain stock awards, discussed in note 5 to the Executive Compensation Table in this Proxy Statement.

Employment Continuity Plan

   Each of the Named Executive Officers and certain other officers of the Company participate in the Allmerica Financial Corporation Employment Continuity Plan (the "Employment Continuity Plan"). In the event of a Change in Control (defined below) of the Company and subsequent involuntary or constructive termination of a participant within a two-year period after the Change in Control, or voluntary termination of a participant in the 13th month after a Change in Control, the Employment Continuity Plan authorizes the payment of specified benefits to eligible participants. These include a lump-sum cash payment equal to a Multiplier (defined below) times the sum of a participant's base salary, target bonus for the year in which the Change in Control occurs and the amount that otherwise would have been credited under the Company's cash balance pension plan sponsored by the Company or its affiliates. The Multiplier is three (3) for Messrs. O'Brien and Parry, and two (2) for Messrs. Kavanaugh, Reilly and Restrepo. Additionally, the Employment Continuity Plan provides for continued coverage under the health and welfare benefit plans sponsored by the Company and its affiliates, the lump-sum actuarial equivalent for grandfathered benefits earned under the retirement plan for "transition group" employees for the number of years commensurate with the Multiplier, an amount equal to the participant's target bonus pro-rated for service performed in the year of termination, and outplacement services. Participants are also entitled to a gross-up payment when the Change in Control payment or other benefit under the plan is subject to the excise tax imposed by section 4999 of the Internal Revenue Code.

   For purposes of the Employment Continuity Plan, a Change in Control is defined as follows: (i) a change in the composition of the Board of Directors such that the Incumbent Directors (as defined in the Employment Continuity
Plan) at the beginning of any consecutive twenty-four month period cease to constitute a majority of the Board; (ii) any person or group is or becomes the beneficial owner of 35% or more of the Company's voting stock outstanding;
(iii) a merger or consolidation of the Company or any affiliate that requires shareholder approval, unless the shareholders immediately prior to the merger or consolidation own more than 50% of the total voting stock of the successor corporation or a majority of the board of directors of the successor corporation were Incumbent Directors immediately prior to the merger or consolidation; (iv) the approval by shareholders of a sale of all or substantially all of the Company's assets and such sale is consummated; or (v) the approval by shareholders of a plan of liquidation or dissolution of the Company.

   In the event of a Change of Control, for all stock awards and stock options granted to a participant pursuant to the Company's Long-Term Stock Incentive Plan that do not otherwise vest immediately after the Change of Control, the participant will be paid a lump sum amount equal to (i) the fair market value of all stock awards as of the date of the Change of Control (excluding stock options) and (ii) with respect to stock options, the excess of the fair market value of the Company's common stock as of the date of the Change of Control over the stock option exercise price.

Pension Benefits

   The Company maintains a tax-qualified, non-contributory defined benefit pension plan (the "Pension Plan") for the benefit of eligible employees. Prior to January 1, 1995, the Pension Plan benefit formula (the "Prior Plan Formula") was based upon a percentage of the participant's final average compensation multiplied by years of credited service, to a maximum of 35 years. Final average compensation was defined as the average of the highest consecutive five years of eligible compensation or last 60 months, if greater. Benefits under this formula were frozen for all employees as of December 31, 1994.

   Effective January 1, 1995, the Company adopted a cash balance plan formula (the "Cash Balance Formula"). Each year, the Company allocates a percentage of a participant's eligible compensation to a separate memorandum account established for the participant. At the end of the year the Company sets the allocation percentage based on Company performance, with a minimum of 0.5% of eligible compensation. Participants may elect hypothetical investment options from choices provided by the Company. Upon termination of employment, participants may elect to receive a monthly annuity payment or an immediate lump sum payment.

   The Company also maintains several unfunded, non-qualified retirement arrangements. The Excess Benefit Plan provides eligible individuals with the difference between the benefits calculated under the Pension Plan formula without regard to Federal limitations and the maximum amount that may be paid from the Pension Plan under Federal tax laws. The Non-Qualified Executive Deferred Compensation Plan allows certain employees to defer up to 12.5% of their base salary.

   The Company has also adopted the unfunded Non-Qualified Executive Retirement Plan, designed to mirror the Company's qualified plan formulas, under which Messrs. O'Brien and Reilly participate. Effective January 1, 1995, participants irrevocably forfeited future participation in the Company's qualified Pension Plan and 401(k) Matched Savings Plan. Under the Non-Qualified Executive Retirement Plan, participants may (i) elect to defer compensation equal to the maximum 401(k) Matched Savings Plan annual contribution, (ii) receive and defer an amount equal to the Company's matching contribution, (iii) receive and defer an amount equal to the Pension Plan annual Cash Balance Formula allocation without regard to Federal limitations and (iv) defer up to 12.5% of base salary.

   The estimated annual retirement benefits payable at the normal retirement age of 65 for the Named Executive Officers is as follows: Mr. O'Brien, $290,700; Mr. Reilly, $51,533; Mr. Restrepo, $65,898; Mr. Kavanaugh, $135,430;
Mr. Parry, $141,578; and Mr. Simonsen, $103,795.

   These include amounts calculated under the Prior Plan Formula and the Cash Balance Formula, including Excess Plan benefits. Amounts in the Cash Balance memorandum accounts and the Cash Balance accounts calculated for Messrs. O'Brien and Reilly under the Non-Qualified Executive Retirement Plan were projected to age 65 assuming: (i) each individual's eligible compensation until retirement equals base salary plus bonus as shown in the Executive Compensation Table for 2001, (ii) an annual allocation of 5% of eligible compensation and
(iii) investment income of 8% per year for Mr. O'Brien and 6% per year for Mr. Reilly.

Compensation Committee Report

   The Compensation Committee (the "Committee") is responsible for reviewing and establishing the Company's compensation practices and policies, approving salaries for the Chief Executive Officer and other members of senior management, including the Named Executive Officers, who comprise the Operating Committee (the "Operating Committee"), as well as the compensation structure for other senior officers. The Committee also reviews and recommends for Board approval all Board and Committee compensation. In executing its compensation responsibilities, the Committee utilizes the assistance of one or more independent compensation consulting firms. No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries.

  Compensation Philosophy.

   The objectives of the executive compensation program are to attract and retain individuals key to the future success of AFC and its subsidiaries, to motivate executives to achieve the business objectives of AFC, and to align the long-term interests of executives with those of shareholders.

  Components of Compensation.

   The principal components of the executive compensation program are base salary, performance-based annual incentive compensation and long-term incentive compensation. Annual base salaries of the Named Executive Officers and other key executives are set at levels considered to be competitive with amounts paid to executive officers with comparable qualifications, experience and responsibilities at competing companies, based on published surveys, proxy and other information. The Company maintains an annual incentive compensation plan providing supplementary cash compensation ("bonuses") to key employees who contribute materially to the success of the Company and its subsidiaries. During 2001, annual incentive compensation under this plan was tied to the achievement of significant individual and financial performance goals, including corporate earnings per share and business unit performance. In light of the year-end corporate earnings per share in relation to these goals, the Committee elected not to pay bonuses or grant annual salary increases to members of the Operating Committee. Long-term incentive compensation is provided under AFC's Long-Term Stock Incentive Plan (the "Stock Plan"), which provides restricted stock grants, stock options and other stock-based compensation intended to promote superior performance over a longer period of time. The Stock Plan is intended to attract and retain executives and to satisfy the objectives of linking executives' long-term interests with those of the shareholders and to encourage stock ownership in the Company. Factors considered in determining the grant of awards under the Stock Plan include the contribution of each executive to the long-term performance of AFC and the importance of such executive's responsibilities within the organization.

  Compensation of the Chief Executive Officer.

   In approving the 2001 compensation package for Mr. O'Brien, the Committee compared Mr. O'Brien's compensation against the comparative base salaries, annual and long-term incentives and other compensation of chief executives of a peer group of life and property and casualty insurance companies of similar size offering similar products and services. The Committee engaged an independent compensation consultant to assist with the peer group comparisons. The Committee's review also included, but was not limited to, an assessment of the performance of the Company and its subsidiaries in terms of profitability and growth in the various business lines, an evaluation of its capital position and the implementation of significant cost controls and other initiatives. In comparison to the peer group of companies, Mr. O'Brien's base salary and his potential for incentive compensation as a percentage of base salary were within the median market range. To further align Mr. O'Brien's interests with those of the Company's shareholders, and as an incentive for future performance, the Committee approved the grant of 75,500 shares of restricted stock to Mr. O'Brien in March 2001 pursuant to the Stock Plan.

   Mr. O'Brien's 2001 incentive compensation performance measures included a corporate goal based upon earnings per share and individual performance goals, such as the achievement of certain financial targets including revenue, expenses and the appreciation of AFC's stock price. Mr. O'Brien did not receive a bonus for 2001.

   The Committee believes that the executive compensation policies of AFC and its subsidiaries are appropriate both to attract and retain corporate officers and other key employees with outstanding abilities and to motivate them to perform to the full extent of their abilities.

  Compliance with Internal Revenue Code Section 162(m).

   Section 162(m) of the Internal Revenue Code, generally disallows a tax deduction to public companies for taxable compensation over $1 million paid to a corporation's chief executive officer and its four other most highly compensated executive officers. Qualifying performance-based compensation, such as stock options and annual bonuses paid under the Short-Term Incentive Compensation Plan which was previously approved by shareholders, is not subject to the deduction limit if certain requirements are met. The Committee currently intends, where practicable in light of other considerations, including the necessity of maintaining competitive pay practices, to structure performance-based executive compensation to maximize the deductibility to the Company of such compensation.

  Members of the Compensation Committee:

  Herbert M. Varnum, Chair
  Robert P. Henderson
  M Howard Jacobson

                        COMMON STOCK PERFORMANCE CHART

   The following graph compares the performance of the Company's Common Stock since December 31, 1996, with the performance of the S&P 500 Index and with the performance of an industry peer group comprised of a composite of two published indices--the S&P Property-Casualty Insurance Index and the S&P Life/Health Insurance Index. Returns of the latter two indices have been weighted according to their respective aggregate market capitalization at the beginning of each period shown on the graph. The graph plots the changes in the value of an initial $100 investment over the indicated time periods, assuming reinvestment of all dividends.

                COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN *
                    AMONG ALLMERICA FINANCIAL CORPORATION,
                      THE S&P 500 INDEX AND A PEER GROUP

                         [CHART]

           ALLMERICA
      FINANCIAL CORPORATION      S&P 500        PEER GROUP
      ---------------------     --------        ----------
12/96         100                 100             100
12/97         150                 133             153
12/98         174                 171             148
12/99         168                 208             116
12/00         220                 189             163
12/01         136                 166             145

--------
* $100 invested on 12/31/96 in stock or index--including reinvestment of dividends. Fiscal year ending December 31.

   The insurance composite is a market value weighted composite of the S&P Property-Casualty Insurance and the S&P Life/Health Insurance indices. The components of the insurance composite have been weighted in accordance with the respective aggregate market capitalization of the companies in each index at the beginning of each period shown on the graph, as indicated below:

                           12/96   12/97   12/98   12/99   12/00   12/01
                           ------  ------  ------  ------  ------  ------
     S&P Property-Casualty  68.09%  69.23%  62.87%  58.11%  53.84%  55.40%
     S&P Life-Health......  31.91%  30.77%  37.13%  41.89%  46.16%  44.60%
                           ------  ------  ------  ------  ------  ------
        Total............. 100.00% 100.00% 100.00% 100.00% 100.00% 100.00%
                           ======  ======  ======  ======  ======  ======

   The Audit Committee Report, Compensation Committee Report and Stock Price Performance Graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that AFC specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and Directors, and persons who beneficially own more than ten percent (10%) of the Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "Commission") and the New York Stock Exchange (the "NYSE"). Such persons are required by Commission regulations to provide to AFC copies of all their
Section 16(a) filings. Based solely on a review of the forms furnished to AFC and written representations from AFC's executive officers and Directors, AFC believes that during 2001 there was full compliance with all Section 16(a) filing requirements.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Certain Business Relationships

   The Company's subsidiaries or affiliates have, from time to time, retained the services of Bowditch & Dewey LLP, a law firm in which Mr. Angelini is a partner.

  Indebtedness of Management

   In connection with the relocation to Worcester, Massachusetts of Robert P. Restrepo, Jr., a Named Executive Officer, the Company established a $1 million line of credit for his purchase and renovation of Mr. Restrepo's home in Worcester. The Compensation Committee of the Board of Directors reviewed and approved the line of credit. Amounts outstanding under the line of credit bear interest at a fixed rate of 5.87% (the applicable federal rate for December
2000), compounded annually. Outstanding principal and accrued interest become due on February 5, 2006. Security for the line of credit consists of AFC common stock owned by Mr. Restrepo and a third mortgage on the acquired real estate. Amounts outstanding under the line of credit become immediately due and payable if Mr. Restrepo's employment with the Company terminates, or if there is a Change in Control of the Company, as defined in the section of this Proxy Statement entitled "Employment Continuity Plan" above. As of March 21, 2002, the total amount outstanding under the loan consisted of principal of $1,000,000 and accrued interest of $42,772, which was the largest amount outstanding at any one time since the line of credit was established.

                          ANNUAL REPORT ON FORM 10-K

   Shareholders may obtain without charge a copy of AFC's Annual Report on Form 10-K, including financial statements and financial statement schedules, required to be filed with the Commission pursuant to the Securities Exchange Act of 1934 for the fiscal year ended December 31, 2001, by calling (800) 407-5222 or by writing to AFC at 440 Lincoln Street, Worcester, Massachusetts 01653 (attention: Secretary).

                                 OTHER MATTERS

   Management knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the proxy holders to vote the shares represented thereby on such matters in accordance with the recommendation of the Board of Directors and authority to do so is included in the proxy.

                             SHAREHOLDER PROPOSALS

   Proposals submitted by shareholders of AFC must be received by the Company's Secretary, Allmerica Financial Corporation, 440 Lincoln Street, Worcester, Massachusetts 01653 on or before December 1, 2002, to be eligible under the Commission's shareholder proposal rule (Rule 14a-8) for inclusion in the proxy materials relating to the 2003 Annual Meeting of Shareholders.

   Any shareholder proposal to be considered at the Company's 2003 Annual Meeting of Shareholders, but not included in the proxy materials, must be submitted to the Company's Secretary by February 20, 2003, or the persons appointed as proxies may exercise their discretionary voting authority with respect to that proposal. The persons appointed as proxies may also exercise their discretionary voting authority with respect to shareholder proposals submitted prior to February 20, 2003, unless the proponent otherwise complies with the requirements of the Commission's Rule 14a-4 or Rule 14a-8.

   DATED at Worcester, Massachusetts this 5th day of April 2002.

                                          By Order of the Board of Directors,

                                          CHARLES F. CRONIN
                                          Secretary and Counsel

                                    [GRAPHIC]

                                     [logo]
                        THE ALLMERICA FINANCIAL COMPANIES

     First Allmerica Financial Life Insurance Company o Allmerica Financial
            Life Insurance and Annuity Company (all states except NY)

    Allmerica Trust Company, N.A. o Allmerica Investments, Inc. o Allmerica
         Investment Management Company, Inc. o Financial Profiles, Inc.

        The Hanover Insurance Company o AMGRO, Inc. o Allmerica Financial
          Alliance Insurance Company o Allmerica Asset Management, Inc.

            Allmerica Financial Benefit Insurance Company o Citizens
             Insurance Company of America o Citizens Management Inc.

               440 Lincoln Street, Worcester, Massachusetts 01653
                                www.allmerica.com


                                                               09668 (Rev.3/02)

                        ALLMERICA FINANCIAL CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 14, 2002

     The undersigned, having received the Notice of Annual Meeting of Shareholders and the Board of Directors' Proxy Statement (the "Proxy Statement"), hereby appoint(s) John F. O'Brien and J. Kendall Huber, and each of them, Proxies of the undersigned (with full power of substitution) to attend the Annual Meeting of Shareholders of Allmerica Financial Corporation to be held May 14, 2002, and all adjournments thereof (the "Meeting"), and there to vote all shares of Common Stock of Allmerica Financial Corporation that the undersigned would be entitled to vote, if personally present, in regard to all matters that may come before the Meeting.

     For the participants in The Allmerica Financial Employees' 401(k) Matched Savings Plan and The Allmerica Financial Agents' Retirement Plan, this proxy card will constitute voting instructions to the Trustee under the Plans. As a participant in the Plans, the undersigned understands that, in accordance with the terms of the Plans, these instructions shall be held in the strictest confidence by the Trustee and shall not be divulged or released to any person, including officers or employees of the Company. These instructions will be followed as directed, but if no direction is given, the Trustee is instructed to vote FOR each proposal and FOR all nominees for director. Shares held in the Plans for which no voting instructions are received by the Trustee, as well as shares not allocated to any participants, will be voted by the Trustee as directed by the Board of Directors of Allmerica Financial Corporation. Instructions received by the Trustee after May 9, 2002, will not be counted.

     The undersigned hereby confer(s) upon the Proxies, and each of them, discretionary authority (i) to consider and act upon such business, matters or proposals other than the business set forth below as may properly come before the Meeting and (ii) with respect to the election of Directors in the event that any of the nominees is unable or unwilling to serve. The Proxy when properly executed will be voted in the manner specified herein. If no specification is made, the Proxies intend to vote FOR each proposal and FOR all nominees for director.

Please mark vote as in this example.     / X /

1. For the election of all nominees listed below (except as otherwise indicated).

   Nominees: Samuel J. Gerson, Wendell J. Knox, Robert J. Murray and
                     John R. Towers

       /__/  FOR all nominees                 /__/ WITHHOLD from all nominees
   ___________________________________________________________________
       FOR all nominees, except those listed on the line above

2. Ratification of the appointment of PricewaterhouseCoopers LLP as the independent public accountants of Allmerica Financial Corporation.

      /__/ FOR                  /__/ AGAINST               /__/ ABSTAIN


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS,
              WHICH RECOMMENDS APPROVAL OF THE FOREGOING PROPOSALS


Mark here for address change and note below.   /__/

______________________________      _________
Signature                           Date


______________________________      _________
Signature                           Date

In signing, please write name(s) exactly as appearing in the imprint on this card. For shares held jointly, each joint owner should sign. If signing as executor, or in any other representative capacity, or as an officer of a corporation, please indicate your full title as such.



[End of Proxy]